Exhibit (g)(16)

FORM OF

APPENDIX A

TO

CUSTODIAN AGREEMENT

BETWEEN

THE NORTHERN TRUST COMPANY

AND

EACH OF THE INVESTMENT COMPANIES

DATED AS OF _______, 2009

Trust	Fund	Effective
Fidelity Advisor Series VIII	Fidelity Advisor Overseas Fund	March 19, 2007
Fidelity Commonwealth Trust	Fidelity Mid-Cap Stock Fund	January 1, 2007
Fidelity Devonshire Trust	Fidelity Equity-Income Fund	January 1, 2007
Fidelity Devonshire Trust	Fidelity Series All-Sector Equity Fund	October 5, 2008
Fidelity Financial Trust	Fidelity Equity-Income II Fund	January 1, 2007
Fidelity Financial Trust	Fidelity Independence Fund	March 26, 2007
Fidelity Fixed-Income Trust	Fidelity Series Global ex U.S. Index Fund	July 16, 2009
Fidelity Hastings Street Trust	Fidelity Fund	January 1, 2007
Fidelity Investment Trust	Fidelity Aggressive International Fund	March 19, 2007
Fidelity Investment Trust	Fidelity Europe Capital Appreciation Fund	March 19, 2007
Fidelity Investment Trust	Fidelity International Discovery Fund	March 19, 2007
Fidelity Investment Trust	Fidelity International Small Cap Opportunities Fund	January 1, 2007
Fidelity Investment Trust	Fidelity International Value Fund	March 19, 2007
Fidelity Investment Trust	Fidelity Japan Smaller Companies Fund	March 26, 2007
Fidelity Investment Trust	Fidelity Southeast Asia Fund	March 19, 2007
Fidelity Mt. Vernon Street Trust	Fidelity Aggressive Growth Fund	March 26, 2007
Fidelity Securities Fund	Fidelity OTC Portfolio	March 26, 2007
Fidelity Summer Street Trust	Fidelity Export and Multinational Fund	June 29, 2007
Variable Insurance Products Fund	Equity-Income Portfolio	January 1, 2007
Variable Insurance Products Fund II	Disciplined Small Cap Portfolio	January 1, 2007
(1). Addition of Fidelity Fixed-Income Trust: Fidelity Series Global ex U.S. Index Fund effective July 16, 2009. [SIGNATURE LINES OMITTED]